UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Allakos Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38582	45-4798831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road, Suite 500
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 597-5002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the 2024 proxy statement filed by the Company with the Securities and Exchange Commission on April 23, 2024, neither Daniel Janney nor E. Rand Sutherland, current Class III directors, were nominated by the Board of Directors (the “Board”) of Allakos Inc. (the “Company”) for re-election at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The decision not to nominate Mr. Janney and Dr. Sutherland for re-election was not due to any disagreement with the Company’s management or the Board.

On April 19, 2024, in order to more evenly distribute Board membership among the Board’s three classes of directors, Dolca Thomas, M.D., tendered her resignation as a Class I director, to be effective immediately upon the election of directors at the Annual Meeting, and Dr. Thomas has been nominated by the Board for election at the Annual Meeting as a Class III director (the “Reclassification”). If elected as a Class III director, her term would expire at 2027 Annual Meeting of Stockholders.

Dr. Thomas continues to serve on the Research and Clinical Development Committee of the Board. There are no changes or impacts to any of Dr. Thomas’s compensation arrangements as a result of her Reclassification from a Class I director to a Class III director. Following Dr. Thomas’ Reclassification described above, the Board shall consist of two Class I directors, three Class II directors and two Class III directors, and the size of the Board has been reduced to provide for a total of seven directors authorized to serve on the Board.

The Company and Dr. Thomas did not enter into any new plan, contract, arrangement or compensatory plan in connection with her Reclassification, and there is no arrangement or understanding between her and any other person pursuant to which she was appointed to serve as a Class III director. Dr. Thomas’ Reclassification was effected solely to more evenly distribute Board membership among the Board’s three classes of directors, and for all other purposes, her service on the Board is deemed to have continued uninterrupted without any break in service. Dr. Thomas is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date:	April 23, 2024	By:	/s/ H. Baird Radford, III
H. Baird Radford, III Chief Financial Officer